EXHIBIT 16

Deloitte &
    Touche
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     [LOGO]    Deloitte & Touche LLP                   Telephone: (215) 246-2300
               Twenty-Fourth Floor                     Facsimile: (215) 569-2441
               1700 Market Street
               Philadelphia, Pennsylvania 19103-3984



November 24, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Dear  Sirs/Madams:

We have read the two paragraphs under the caption "Change in Independent Auditors" in the Registration Statement on Form SB-2 of First Star Bancorp, filed with the Securities and Exchange Commission on November 19, 1999 and have the following comments:

1. We have no basis for agreeing or disagreeing with the statements made in the first sentence of the first paragraph as it relates to Beard & Company, Inc., and the second sentence of the first paragraph.

2. We agree with the statements made in the first sentence of the first paragraph as they relate to Deloitte & Touche LLP and the second paragraph.

Yours truly,

/s/Deloitte & Touche LLP



cc:  Mr. Joseph T. Svetik
     President, First Star Bancorp



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Deloitte Touche
Tohmatsu
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